AMENDMENT TO CHANGE OF CONTROL
                             SEVERANCE AGREEMENT

   This Amendment to the Change of Control Severance Agreement as amended (the "Severance Agreement"), by and between Melamine Chemicals, Inc., a Delaware corporation (the "Company") and _________________ (the "Employee"), is entered into as of August 6, 1997.

   WHEREAS, the Company and Employee have entered into the Severance Agreement to provide for certain benefits to Employee upon a Change of Control of the Company, as defined in the Severance Agreement;

   WHEREAS, Section 1(b) of the Severance Agreement provides that it shall expire on November 15, 1997; and

   WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to extend the term of the Severance Agreement until November 15, 1998 in order to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company;

   NOW, THEREFORE, for and in consideration of the continued dedication of Employee to the Company, the parties hereto hereby agree as follows:

   Section 1(b) of the Severance Agreement is hereby amended to read in its entirety as follows:

        (b) The "Change of Control Period" shall mean the period commencing the date originally entered into and ending on November 15, 1998, unless otherwise extended by the Company.

   IN WITNESS WHEREOF, the Employee has hereunto set the Employee's hand and, pursuant to the authorization of its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                EMPLOYEE:

                                _________________________

                                (Name of Employee)


                                MELAMINE CHEMICALS, INC.


                                By:  _________________________

                                     Fred R. Huber
                                     President and
                                     Chief Executive Officer